UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 16, 2020
Continental Building Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36293	61-1718923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

12950 Worldgate Drive	,	Suite 700	,	Herndon	,	VA	20170
(Address of principal executive offices)							(Zip Code)

(703)	480-3800
(Registrant's telephone number, including the area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol (s)	Name of Exchange on Which Registered
Common Stock, $0.001 par value per share	CBPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On November 12, 2019, Continental Building Products, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CertainTeed Gypsum and Ceilings USA, Inc., a Delaware corporation (“Parent”), Cupertino Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Compagnie de Saint-Gobain S.A., a société anonyme organized under the laws of France (the “Guarantor”). The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

In connection with the Merger, between December 19, 2019 and December 27, 2019, three putative class actions complaints were filed in the U.S. District Court for the District of Delaware against the Company and members of the Company’s board of directors (the “Litigation”). The complaints are brought by putative stockholders of the Company and allege, among other things, that the disclosures in the Company’s December 30, 2019 Definitive Proxy Statement (the “Proxy Statement”) violate the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including because the Proxy Statement omitted material information, rendering it false and misleading. The plaintiffs in these cases seek various forms of relief, including unspecified monetary damages, legal fees, and injunctive relief enjoining consummation of the Merger.

The Company believes that the claims asserted in the Litigation are without merit and no supplemental disclosure is required under applicable law. However, in order to moot the plaintiffs’ unmeritorious disclosure claims, to avoid the risk of the Litigation delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Litigation, including that any additional disclosure was or is required, and believes that the supplemental disclosures contained herein are immaterial.

These supplemental disclosures will not affect the consideration to be paid in connection with the Merger or the timing of the special meeting of Company stockholders to be held at 9:00 a.m., Eastern Time, on January 29, 2020, at 12950 Worldgate Drive, Suite 700, Herndon, Virginia 20170.

Supplemental Disclosure to Proxy Statement in Connection with the Litigation

The following disclosure in this Current Report on Form 8-K supplements the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety.

The following disclosure supplements and restates the second paragraph under the heading “Opinion of Financial Advisor to the Company” and the heading “Comparable Companies Analysis”, beginning on page 30 of the Proxy Statement, with new text presented in bold, underlined font.

Citi reviewed, among other information, firm values of the comparable companies, calculated as fully diluted equity values (based on closing stock prices of the comparable companies on November 11, 2019, the last trading date prior to the announcement of the merger) plus net debt and non-controlling interests and less investments in unconsolidated affiliates (as applicable), as a multiple of calendar year 2020 estimated EBITDA. The observed multiples of firm value to calendar year 2020 estimated EBITDA for the Company and the comparable companies ranged from a low of 5.7x to a high of 14.3x, with such multiple for the Company being 9.4x, for James Hardie Industries plc being 14.3x, for Armstrong World Industries, Inc. being 12.2x, for Eagle Materials Inc. being 10.0x, for PGT Innovations, Inc. being 8.5x, for Owens Corning being 7.5x and for Guarantor being 5.7x . Based on its professional judgment and experience, and taking into consideration the observed multiples for the comparable companies, Citi then applied a selected range of multiples of firm value to calendar year 2020 estimated EBITDA of 9.4x to 10.0x (representing the multiples for the Company and Eagle Materials Inc., respectively), to calendar year estimated 2020 adjusted EBITDA of the Company to calculate an implied equity value reference range for the Company and on a per share basis based on fully diluted shares outstanding. Financial data of the comparable companies were based on publicly available Wall Street research analysts’ estimates and other publicly available information and calendarized to December year end when necessary. The calendar year 2020 estimated adjusted EBITDA of the Company of $133 million, as well as other financial data, provided by the management of the Company, was used by Citi at the direction of the management of the Company.

The disclosure under the heading “Opinion of Financial Advisor to the Company” and the heading “Precedent Transactions Analysis”, beginning on page 30 of the Proxy Statement, is hereby amended by:

Adding the column “Firm Value / LTM EBITDA” to the table at the top of page 31 of the Proxy Statement as indicated below:

Announced	Target	Acquirer	Firm Value / LTM EBITDA
July 22, 2011	Lafarge S.A.’s Australian gypsum operations	Knauf Gips KG	9.2x
August 17, 2011	Lafarge S.A.’s 50% stake in Lafarge Boral Gypsum Asia joint venture	Boral Limited	14.1x
June 24, 2013	Lafarge S.A.’s North American gypsum operations	Lone Star Investment Advisors LLC	9.7x
October 16, 2013	50% strategic joint venture with Boral Limited	USG Corporation	10.6x
August 27, 2015	C.R. Laurence Co., Inc.	CRH plc	11.3x
May 15, 2017	Pittsburgh Corning	Owens Corning	9.0x
October 29, 2017	Paroc Group	Owens Corning	11.0x
November 20, 2017	Armstrong World Industries, Inc.’s EMEA & Pacific Rim business	Knauf International GmbH	12.7x
January 31, 2018	Ply Gem Holdings, Inc.	Clayton, Dubilier & Rice LLC	9.8x
March 26, 2018	USG Corporation	Knauf KG	11.6x
July 17, 2018	Ply Gem Parent, LLC	NCI Building Systems, Inc.	10.9x
August 26, 2019	50% stake in USG Boral Asia joint venture	Boral Limited	5.7x
August 26, 2019	Knauf Asia Plasterboard	USG Boral Asia joint venture	10.2x

The following disclosure supplements and restates the second paragraph and accompanying table under the heading “Opinion of Financial Advisor to the Company” and the heading “Discounted Cash Flow Analysis”, beginning on page 32 of the Proxy Statement, with new text presented in bold, underlined font and deleted text marked as strikethrough font.

Citi performed a discounted cash flow analysis of the Company in which Citi calculated the estimated present value (as of September 30, 2019) of the standalone ~~unlevered after-tax free cash flows~~ Unlevered Free Cash Flows that the Company was forecasted to generate during the fourth quarter of fiscal year 2019 through fiscal year 2028, provided by the management of the Company and as further described in the section entitled “-Certain Company Forecasts” beginning on page 33 of this proxy statement, and used by Citi at the direction of the management of the Company. ~~For purposes of the discounted cash flow analysis, Citi used the Company’s unlevered after-tax free cash flows, which were computed by taking net operating profit after tax, and adding depreciation and amortization, adjusting for changes in net working capital, and subtracting capital expenditure and other cash flow items.~~ Based on its professional judgment and experience, Citi calculated terminal values for the Company at the end of the projection period by applying a selected range of perpetuity growth rates of 1.5% to 2.5% (which Citi derived by utilizing its professional judgment and experience and taking into consideration, among other factors, Company management’s views regarding future growth, as well as long-term growth expectations for the industry and trend in the overall economy generally) to the standalone unlevered after-tax fee cash flows of the Company in a mid-cycle terminal year as directed by the Company. Citi then discounted to present value (as of September 30, 2019) the ~~unlevered after-tax free cash flows~~ Unlevered Free Cash Flows and implied estimated terminal value using discount rates ranging from 7.7% to 9.0%, derived from a calculation of the weighted average cost of capital of the Company, which Citi performed utilizing the capital asset pricing model with inputs that Citi determined were relevant based on publicly available data and Citi’s professional judgment, including target capital structure, after-tax cost of debt, unlevered betas for the companies listed in the section entitled “-Comparable Companies Analysis” above, tax rates, the equity market risk premium and yields for U.S. treasury notes. This analysis indicated an implied firm value reference range for the Company of approximately $1,204 million to $1,555 million, from which, after taking into account the Company’s fully diluted share count, an assumed net debt position of approximately $141 million and approximately $7 million of investments in unconsolidated affiliates, in each case, based on the Company’s September 30, 2019 balance sheet as provided by management of the Company, the following approximate implied equity value per share of the common stock reference range for the Company was derived, as compared to the merger consideration to be received in the merger:

Equity Value Per Share of Common Stock Reference Range	Merger Consideration
$30.55 - $40.55	$37.00

The following disclosure supplements and restates the third bullet under the heading “Opinion of Financial Advisor to the Company” and the heading “Other Information”, beginning on page 32 of the Proxy Statement, with new text presented in bold, underlined font.

•implied premiums paid in 517 transactions involving all-cash consideration announced between January 1, 2010 and November 11, 2019 with transaction values of greater than $1 billion involving U.S. publicly traded companies (excluding financial institutions and real estate transactions), which indicated, after applying (i) to the closing price of the common stock of $27.75 per share on October 14, 2019 (the closing price of the common stock four weeks prior to November 11, 2019, the last day of trading prior to announcement of the merger), a selected range of premiums of 30.0% to 40.0% (representing a range of 5% above and 5% below the 35.0% median in the selected transactions) and (ii) to the 52-week trading high for the common stock of $32.02 per share, a selected range of premiums of 10.5% to 20.5% (representing a range of 5% above and below the 15.5% median for the selected transactions), approximate implied per share equity value reference ranges for the Company of $36.10 to $38.85 per share and $35.40 to $38.60 per share, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Building Products, Inc.

January 16, 2020	/s/ Timothy A. Power
Date	Timothy A. Power
Senior Vice President and General Counsel